UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

                                January 15, 2007
(Date of Report (Date of Earliest Event Reported))

                                 LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

                                           None
        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
    (d)  On January 15, 2007, La-Z-Boy Incorporated (the “Company”) appointed W. Alan  McCollough to the Board of Directors, with a term expiring at the annual meeting of shareholders in 2007. The Board has not yet appointed Mr. McCollough to any Board committee. Mr. McCollough will receive cash compensation for his board service of $6,250 per quarter and meeting fees of $1,500 per meeting.  Pursuant to the Restricted Stock Plan for Non-Employee Directors, Mr. McCollough was awarded a stock option grant for 5,000 shares at a 75% discount from the market price of the shares in connection with his appointment. A press release announcing Mr. McCollough’s appointment is included in this current report as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

The following exhibit is furnished as part of this report:

	Description	Page #
99.1	Press Release Dated January 15, 2007	3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED (Registrant)

Date: January 17,  2007

BY: /S/ Mark Copping Mark Copping Corporate Controller On behalf of the registrant and as Chief Accounting Officer

Exhibit 99.1

NEWS RELEASE

Contact: Mark Stegeman	(734) 241-4418	mark.stegeman@la-z-boy.com

LA-Z-BOY NAMES MCCOLLOUGH TO BOARD

MONROE, MI. January 15, 2007--La-Z-Boy Incorporated (NYSE: LZB) today announced that W. Alan McCollough has been appointed to its Board of Directors. He takes a Board seat which was vacated in October of last year.

McCollough, 57, was the CEO and Chairman of the Board of Circuit City Stores, Inc. prior to retiring last year. He joined Circuit City in 1987 where he held a number of positions of increasing responsibility before being named Chief Executive Officer in 2000. McCollough also serves on the Board of Directors of VF Corporation.

James W. Johnston, Chairman of La-Z-Boy Incorporated, said, “We are delighted Alan has joined our Board of Directors. He brings with him not only long-standing distribution, logistics and global supply chain experience, but, most importantly, a wealth of expertise in retailing, which is paramount to our business as we expand our La-Z-Boy Furniture Galleries® network of stores.” Kurt Darrow, President and Chief Executive Officer of La-Z-Boy, said, “We are honored to have such a high-caliber individual on our Board. With Alan’s vast knowledge, he will add depth and breadth to our Board and will undoubtedly make a significant contribution to our company.”

Before joining Circuit City, McCollough spent 12 years with Milliken and Company, a textile manufacturer. He also spent three years in the United States Navy. McCollough holds a BS from Missouri Valley College and an MBA from Southern Illinois University.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com/about/investorRelations/sec_filings.aspx. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at:

http://www.la-z-boy.com/about/investorRelations/IR_email_alerts.aspx.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, England, La-Z-Boy, and Sam Moore. The La-Z-Boy Casegoods Group companies are American Drew, Hammary, Kincaid, Lea, Clayton Marcus, and Pennsylvania House.

The corporation’s proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 335 stand-alone La-Z-Boy Furniture Galleries® stores and 307 La-Z-Boy In-Store Galleries, in addition to in-store gallery programs at the company’s Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication In Furniture, the La-Z-Boy Furniture Galleries retail network is North America’s largest single-brand furniture retailer. Additional information is available at http://www.la-z-boy.com/.